EXHIBIT 2

AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated as of January 16, 2003 (the “Effective Date”), by and among the undersigned in their individual and/or fiduciary capacities as indicated below (each, a “Holder,” and collectively, the “Holders”).

WITNESSETH:

WHEREAS, each Holder owns or has an interest in the shares of the common stock, par value $0.20 per share (the “Common Stock”), of Goodrich Petroleum Corporation, a Delaware corporation (“Goodrich”);

WHEREAS, each Holder desires to sell its interest in the Common Stock set forth opposite such Holder’s name on the signature pages hereto (the “Disposition”) and has discussed preliminarily with one or more other Holders various other possibilities in that regard;

WHEREAS, the Holders recognize that a Disposition on a coordinated basis under circumstances designed to achieve a fair price for the Holders and to provide liquidity to the Holders is in the mutual best interest of the Company and its stockholders taken as a whole, including the Holders;

WHEREAS, the Holders recognize that the separate sale of the shares of Common Stock held by one or more of them could substantially interfere with the ability to sell any of such shares;

WHEREAS, prior to the Effective Date none of the Holders has agreed to act in concert with any other Holder or any other owner of the Common Stock, except as otherwise disclosed on a Statement on Schedule 13D filed with the Securities and Exchange Commission (“SEC”); and

WHEREAS, the Holders believe it to be in their best interest (i) to enter into this Agreement to coordinate their activities as to the Disposition and thus recognize that they may be deemed to have formed a “group,” as such term is used in Section 13(d) under the Securities and Exchange Act of 1934 (the “Exchange Act”), and (ii) to set forth certain other agreements related to the proposed Disposition.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

1.             No Agreement to Act in Concert Prior to the Effective Date.  Each Holder represents, warrants and otherwise agrees that prior to the Effective Date such Holder has not agreed (whether orally, in writing or otherwise) to act in concert with any other person for the purpose of acquiring, holding, voting or disposing of equity securities of Goodrich, except as disclosed on a Statement on Schedule 13D filed with the SEC in accordance with the Exchange Act.

2.             Agreement to Act in Concert.  Each Holder agrees that as of the Effective Date (i) such Holder agrees to act together for the purpose of consummating the Disposition on terms and conditions acceptable to the Holders, (ii) such agreement may result in the formation of a “group” under Section 13(d) of the Exchange Act, and (iii) the group may be deemed to have acquired beneficial ownership, for purposes of Section 13(d) of the Exchange Act, as of the Effective Date, of all equity securities of Goodrich beneficially owned by the Holders.

3.             Fees and Expenses.  Each Holder agrees that it will pay the costs and expenses, including, without limitation, the fees, expenses and disbursements of counsel, incurred by or on behalf of the Holders in connection with the negotiation and consummation of the Disposition transactions contemplated herein, including, without limitation, the preparation and filing of any Statement on Schedule 13D or any amendment thereto, in accordance with the proportion that the number of shares of Common Stock listed next to such Holder’s name on the signature pages hereto bears to the total number of shares of Common Stock listed on the signature pages hereto.

4.             No Restrictions.  Nothing in this Agreement shall restrict the rights of any Holder to vote (including, without limitation, the right of any Holder to vote as he, she or it wishes on the Disposition), and nothing in this Agreement shall restrict the rights of any Holder to sell or dispose of shares of the Common Stock except as specifically set forth herein.

5.             Agreement Not to Sell, Etc.  Each Holder agrees that for 150 days from the date hereof, without the consent of Holders representing at least 75% of the shares of Common Stock subject to this Agreement at the time, he, she or it will not, and will not agree or commit to (by the grant of options or otherwise), sell, transfer, assign or otherwise dispose of the Common Stock beneficially owned or hereafter acquired by him, her or it, or in which he, she or it has or hereafter acquires an interest, except

(a)   in a corporate transaction requiring the approval of the holders of a majority of the shares of outstanding Goodrich Common Stock and as to which the requisite approval of the Goodrich stockholders shall have been obtained;

(b)   pursuant to an offer to purchase not less than all outstanding shares of Common Stock (other than the shares owned by the offeror or offerors), which the Goodrich Board of Directors shall not have determined is inadequate or not in the best interests of the stockholders of the Company as a whole, and which an independent investment banker of national reputation as the Company may select, shall have determined to be fair and equitable to the Company’s stockholders from a financial point of view;

(c)   pursuant to an offer to purchase less than all outstanding shares of Common Stock; provided, that the offeror or offerors have entered into an agreement of merger or consolidation or similar agreement with the Company that has been approved by a majority of the Goodrich Board of Directors, and which is to be submitted to the stockholders of the Company for approval; or

(d)   by gift, will or pursuant to the laws of descent and distribution; provided, that any recipient of shares of Common Stock pursuant to a sale, transfer, assignment or disposition under clause (d) of this paragraph 5 shall be bound by this Agreement as if a signatory hereto.

6.             Beneficial Ownership.  As used in this Agreement, the phrases “beneficial ownership,” “beneficially owned” or phrases of similar import shall have the meanings ascribed to such phrases in accordance with Section 13 of the Exchange Act.

7.             Effectiveness.  This Agreement will become effective to each Holder upon the execution hereof by such Holder.

8.             Additional Parties.  It is recognized that other stockholders of Goodrich may wish to join this Agreement.  Any stockholder wishing to do so may do so by executing a counterpart copy of this Agreement and setting forth next to his, her or its signature the number of shares of Common Stock to which he or it has an interest.  The term “Holder” shall include any stockholder of Goodrich who becomes a party to this Agreement in accordance with the provisions of this paragraph 8.

9.             Remedies.  The Holders agree that legal remedies for breach of this Agreement will be inadequate and that this Agreement may be enforced by injunctive or other equitable relief.

10.           Binding Effect.  All authority herein conferred to agreed to be conferred by a Holder shall survive the death or incapacity of the Holder.  This Agreement shall inure to the benefit of, and be binding upon, each of the parties hereto and each of their respective heirs, personal representatives, successors and assigns.

11.           Notices.  All notices given pursuant to this Agreement shall be in writing and sent by registered or certified mail, return receipt requested, to the party or parties to be given such notice at his, her or its address set forth next to his, her or its signature hereto or to such other address as such party to be given notice may have communicated to the sending party, provided such communication is received.

12.           Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall together constitute one and the same instrument.

13.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

14.           Amendments.  This Agreement may not be amended or modified, except by a writing duly and validly executed by each of the Holders.

15.           Capacity.  Each party to this Agreement, by his, her or its execution hereof, shall have signed and entered into the Agreement in all capacities set forth on the signature pages hereto.

16.           Filing Documents.  Each party to this Agreement, by his, her or its execution hereof appoints each of Donald M. Campbell or David Yao as his, her or its attorney-in-fact to sign any documents which any of said attorneys-in-fact believes may be required to be filed with any government agency as a result of this Agreement, including, without limitation, a Statement on Schedule 13D under the Exchange Act and all amendments to such Statements.  Each of the undersigned will provide the information to be used in this connection.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date in their respective capacities set forth below:

Name and Capacity In Which Executing	Address	Number of Shares of Common Stock (including beneficially owned shares) Subject to this Agreement

		Goodrich Petroleum Common Stock:	1,016,341
Alps Investment LLC	See Below	Goodrich Petroleum .9375 Warrants:	480,000
		Goodrich Petroleum 1.50 Warrants:	48,000

By:	Alps Investment LLC
A Virginia Limited Liability Company
PMB 249
1718 M Street, NW
Washington, DC 20036
Its:	Manager

By:	/s/ John H. Agee
Name:	John H. Agee
Its:	President/COO

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date in their respective capacities set forth below:

Name and Capacity In Which Executing	Address	Number of Shares of Common Stock (including beneficially owned shares) Subject to this Agreement

Donald M. Campbell General Partner Campbell Associates	Unit 31 550 Davis Street San Francisco, CA 94111	Common Stock	2,442

CAMPBELL ASSOCIATES

By:	/s/ Donald M. Campbell
Donald M. Campbell
General Partner

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date in their respective capacities set forth below:

Name and Capacity In Which Executing	Address	Number of Shares of Common Stock (including beneficially owned shares) Subject to this Agreement

Donald M. Campbell	Unit 31	Common Stock	207,644
	550 Davis Street	Warrants @ $0.9375	60,750
	San Francisco, CA 94111	Warrants @ $1.50	6,075
		Director Options	10,000

By:	/s/ Donald M. Campbell
Donald M. Campbell

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date in their respective capacities set forth below:

Name and Capacity In Which Executing	Address	Number of Shares of Common Stock (including beneficially owned shares) Subject to this Agreement

Donald M. Campbell Beneficiary Donald M. Campbell Money Purchase Pension Plan	Unit 31 550 Davis Street San Francisco, CA 94111	Common Stock	197,454
		Warrants @ $0.9375	59,250
		Warrants @ $1.50	5,925

By:	/s/ Donald M. Campbell
Donald M. Campbell
Beneficiary

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date in their respective capacities set forth below:

Name and Capacity In Which Executing	Address	Number of Shares of Common Stock (including beneficially owned shares) Subject to this Agreement

Daniel H. Case III Living Trust U/A Dated 7/17/00	See Below	Goodrich Petroleum Common Stock:	340,297
		Goodrich Petroleum .9375 Warrants:	159,990
		Goodrich Petroleum 1.50 Warrants:	15,999

By:	Daniel H. Case III Living Trust U/A Dated 7/17/00

By:	Ka Po’e Hana LLC
A Virginia Limited Liability Company
PMB 249
1718 M Street, NW
Washington, DC 20036
Its:	Manager

By:	/s/ John H. Agee
Name:	John H. Agee
Its:	President/COO

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date in their respective capacities set forth below:

Name and Capacity In Which Executing	Address	Number of Shares of Common Stock (including beneficially owned shares) Subject to this Agreement

Estate of Daniel H. Case III	See Below	Goodrich Petroleum Common Stock:	27,000

By:	Estate of Daniel H. Case III

By:	Ka Po’e Hana LLC
A Virginia Limited Liability Company
PMB 249
1718 M Street, NW
Washington, DC 20036
Its:	Manager

By:	/s/ John H. Agee
Name:	John H. Agee
Its:	President/COO

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date in their respective capacities set forth below:

Name and Capacity In Which Executing	Address	Number of Shares of Common Stock (including beneficially owned shares) Subject to this Agreement

Stacey B. Case Living Trust	See Below	Goodrich Petroleum Common Stock:	84,674
		Goodrich Petroleum .9375 Warrants:	39,990
		Goodrich Petroleum 1.50 Warrants:	3,999

By:	Stacey B. Case Living Trust

By:	Ka Po’e Hana LLC
A Virginia Limited Liability Company
PMB 249
1718 M Street, NW
Washington, DC 20036
Its:	Manager

By:	/s/ Joseph R. Rymal
Name:	Joseph R. Rymal
Its:	VP/Investments

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date in their respective capacities set forth below:

Name and Capacity In Which Executing	Address	Number of Shares of Common Stock (including beneficially owned shares) Subject to this Agreement

Donald M. CampbellChief Executive Officer Guaranty Finance Management, LLC Manager of Hambrecht & Quist Guaranty Finance, LLC	560 Mission Street, San Francisco, CA 94105	Common Stock	1,587,276
		Warrants @ $0.9375	799,980
		Warrants @ $1.00	280,000
		Warrants @ $1.50	79,998

HAMBRECHT & QUIST GUARANTY FINANCE, LLC

By:	Guaranty Finance Management, LLC, its manager

By:	/s/ Donald M. Campbell
Donald M. Campbell
Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date in their respective capacities set forth below:

Name and Capacity In WhichExecuting	Address	Number of Shares of Common Stock (including beneficially owned shares) Subject to this Agreement

/s/ Michael D. Fulton
Michael D. Fulton	35 – 10th Ave. W
Goodrich Petroleum Common (649,496 common shares)
Goodrich Petroleum $0.9375 Warrants (200,010 warrants)
Goodrich Petroleum $1.50 Warrants (20,001 warrants)
/s/ Katheryn E. Cole
Katheryn E. Cole	Kirkland, WA 98033

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date in their respective capacities set forth below:

Name and Capacity In WhichExecuting	Address	Number of Shares of Common Stock (including beneficially owned shares) Subject to this Agreement

/s/ Laurence L. Spitters	746 Webster St.
Laurence L. Spitters	Palo Alto, CA 94301	210,892 shares TOTAL